Exhibit 99.1

IMMEDIATE RELEASE
January 27, 2016

Snyder’s-Lance Announces Meeting Date for Shareholder Vote
and Preliminary Full Year 2015 Results

Charlotte, NC, - January 27, 2016 – Snyder's-Lance, Inc. (NASDAQ: LNCE) announced today that a meeting date has been set for shareholders to vote on approving the recently announced acquisition of Diamond Foods, Inc. (NASDAQ: DMND) (“Diamond Foods” or “Diamond”). This announcement signals completion of customary reviews of the transaction by the FTC and SEC. A meeting date of February 26, 2016 is set for the vote of the stockholders of Diamond and Snyder’s-Lance, with full details regarding time, location and how to vote shares included in the prospectus/joint proxy statement included in the company’s S-4 filing which is available online and is being mailed to all stockholders of Snyder's-Lance and Diamond. Closing is expected to occur shortly thereafter. The Company reaffirmed estimated annualized synergies from cost savings of $75 million, with approximately $10 million to be re-invested in the company’s growth plans. In addition, revenue synergies are expected to be a good source of growth in the future.

The Company also announced today that preliminary unaudited net sales for the full year are estimated to be $1.66 billion, an increase of 4% compared to prior year when adjusted for the 53rd week in 2014, which accounted for approximately $30 million in net revenue. Fourth quarter 2015 unaudited net revenue is anticipated to be lower than expected given several factors which contributed to estimated net sales of $406 million vs. approximately $430 million, the lower end of the company’s guidance. The lower net revenue is expected to result in earnings per share for full year 2015 of $1.00 to $1.02, excluding special items, on a fully diluted basis. For full year 2015, GAAP Earnings per share, which include special items, is expected to be $0.70 to $0.72 on a fully diluted basis. Special items for 2015 primarily include asset impairments related to restructuring, Diamond-related transaction expenses and certain litigation-related fees and expected settlements.

Despite challenges of the most recent quarter and a tougher retailing environment across the industry, Snyder's-Lance delivered a number of positive results for full year 2015, including;

•	Top line growth of around 4% for the full year 2015 when adjusted for the 53rd week in 2014, driven by core brands growth of over 6.5%
•	Expanded operating margins for the full year, accelerating in the fourth quarter to an estimated 200 bps improvement over prior year

•	The launch of a company wide “Drive For 10” cost savings initiative, which along with other cost focused efforts helped to drive improved Q4 margins, and will continue into 2016
•	All five core brands (Snyder’s of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps® and Late July®) gained market share for the year

"We remain positive on our prospects for 2016 and beyond," said Carl E. Lee, Jr., President and Chief Executive Officer of Snyder's-Lance. “We have identified the events that pressured our top line in Q4, including contract manufacturing and some branded sales losses resulting from a heavy storm and extended power outage at one of our largest bakeries. We saw larger than expected revenue declines related to strategic changes in a large customer which impacted space, displays and store inventory levels for some of our branded products. While we are experiencing an overall tougher retailing environment, the issues related to the bakery shutdown are completely resolved and we continue to push for ways of developing new revenue opportunities with our largest customers.”

Mr. Lee went on to say, “In 2016, we are focused on both top line sales and driving efficiency through our ‘Drive for 10’ cost savings initiative. We continue to deliver on our strategy of being a premium snack company focused on delivering consumer needs, and are actively planning for integration of the Diamond Foods business. We are confident in our ability to drive cost synergies through the combination of our two businesses and expect to achieve our estimated annualized target of $75 million. We believe top-line synergies will be a good source of growth for the combined company as we achieve greater operating scale and broaden our geographic reach.”

For Snyder's-Lance, not including any benefits from the acquisition of Diamond Foods, 2016 net revenue growth is expected to be between 2% - 4%. As we continue to expect headwinds with a major customer, we are adjusting our estimates for EPS, excluding special items, to $1.24 to $1.32 for 2016. Capital expenditures are projected to be $50 - $55 million for the full year.

The preliminary, unaudited results excluding special items contained in this press release are based on management’s initial review of operations for the quarter and year ended January 2, 2016 and remain subject to completion of the Company’s customary annual closing and independent audit. Final adjustments and other material developments may arise between the date of this press release and the date Snyder’s-Lance announces fourth quarter results and the filing of the Company’s Annual Report on Form 10-K with the SEC. The Company plans to have a follow up analyst call after the final results have been audited.

Conference Call to Discuss This Press Release

Management will host a conference call to discuss preliminary full year 2015 results as well as the recently announced transaction with Diamond Foods, scheduled to begin at 6:00pm eastern time on January 27, 2016. The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of Snyder's-Lance website, www.snyderslance.com. To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 41010670. A continuous telephone replay of the call will be available between 9:30pm on January 27 and 9:30pm on February 3. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 41010670. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.

Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder's-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio and Wisconsin. Products are sold under the Snyder's of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Late July®, Krunchers!®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart™, O-Ke-Doke®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com.

Snyder's-Lance Contact: Mark Carter, VP Strategic Initiatives and Investor Relations Officer (704) 557-8386

Cautionary Information about Forward Looking Statements

This news release contains statements which may be forward looking within the meaning of applicable securities laws.  The statements include the expected completion of the acquisition of Diamond Foods, Inc., the time frame in which the acquisition will occur, and the expected benefits to Snyder's-Lance from completing the acquisition. The statements are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include, among other things, the possibility that stockholder approval may not be obtained or that other conditions to the closing of the merger may not be satisfied, the potential impact on the business of Snyder’s-Lance or Diamond Foods due to the announcement of the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement, difficulties with the successful integration and realization of the anticipated benefits or synergies from the proposed acquisition, the ability of Snyder's-Lance to achieve its strategic initiatives, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Snyder’s-Lance or Diamond Foods’ overall business, including those more fully described in Snyder’s-Lance’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 3, 2015, and its most recent quarterly report filed on Form 10-Q for the quarter year ended October 3, 2015, and those more fully described in Diamond Foods’ filings with the SEC, including its annual report on Form 10-K for the fiscal year ended July 31, 2015, as amended, and its most recent quarterly report filed on Form 10-Q for the quarter ended September 30, 2015. Except as required by law, Snyder's-Lance  undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.

This news release also includes projections regarding future revenues, earnings and other results which are based upon Snyder's-Lance's current expectations and assumptions, which are subject to a number of risks and uncertainties.  Factors that could cause actual results to differ include general economic conditions; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; failure to successfully integrate acquisitions; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain or information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility and that the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in the most recent Form 10-K and other reports filed by Snyder’s- Lance with the Securities and Exchange Commission.

Additional Information and Where to Find it

In connection with the proposed transaction between Diamond Foods, Inc. (“Diamond Foods”) and Snyder’s-Lance, Inc. (“Snyder’s-Lance”), Snyder’s-Lance has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement of Diamond Foods that also constitutes a proxy statement/prospectus of Snyder’s-Lance.  We intend to mail the final proxy statement/prospectus to all stockholders of both Diamond Foods and Snyder’s Lance upon completion. The registration statement and the proxy statement/prospectus contain important information about Snyder’s-Lance and Diamond Foods, the transaction and related matters.  STOCKHOLDERS OF DIAMOND FOODS AND SNYDER’S-LANCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING the DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Diamond Foods at www.diamondfoods.com and from Snyder’s-Lance’s at www.snyderslance.com.

Diamond Foods, Snyder’s-Lance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies with respect of the proposed transaction. Information about the directors and executive officers of Diamond Foods, including their respective holding of securities of Diamond Foods, is set forth in the registration statement on Form S-4 or in the Diamond Foods Amendment No. 1 to the Annual Report or 10-K that was filed with the SEC on November 24, 2015. Information about the directors and executive officers of Snyder’s-Lance is set forth in the proxy statement for Snyder’s-Lance’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2015 and its Current Report on Form 8-K filed with the SEC on October 1, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive joint proxy statement/prospectus regarding the transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.